Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$625,860
Unrealized Gain (Loss) on Market Value of Futures	(1,540,020)
Dividend Income	925
Interest Income	610
ETF Transaction Fees	350
Total Income (Loss)	$(912,275)

Expenses
General Partner Management Fees	$38,016
Brokerage Commissions	1,590
Non-interested Directors' Fees and Expenses	544
Prepaid Insurance Expense	410
Other Expenses	11,274
Total Expenses	51,834
Expense Waiver	(3,814)
Net Expenses	$48,020
Net Income (Loss)	$(960,295)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/12	$61,859,928
Withdrawals (50,000 Units)	(4,059,951)
Net Income (Loss)	(960,295)

Net Asset Value End of Month	$56,839,682
Net Asset Value Per Unit (700,000 Units)	$81.20

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2012 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612